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Press Contacts:
Robert Nachbar
Barokas Public Relations
206/264-8220
Robert@barokas.com


 LOUDCLOUD BECOMES ENTERPRISE SOFTWARE COMPANY AND CHANGES NAME TO OPSWARE INC. Re-Branding Follows Acquisition of Managed Services Business by EDS; EDS Signs
             Major Licensing Agreement for Loudcloud's Opsware(TM)
                             Automation Technology


Sunnyvale, CA, June 17, 2002 - Loudcloud Inc. (NASDAQ: LDCL), today announced the company will change its name and brand identity to Opsware Inc. The new brand distinguishes the company as an enterprise software company focused on Opsware(TM) IT automation software and marks Loudcloud's separation from the managed services business.

The rebranding follows the announced acquisition by EDS of Loudcloud's managed services business. Loudcloud also announced today that EDS will license its Opsware automation software for widespread deployment across its data centers. The deal with EDS is expected to close in September 2002. (See separate release for full financial details.)

The licensing agreement sets the stage for the deployment of the Opsware automation software across EDS' global infrastructure of over 50,000 servers in 14 major data centers and 140 client-owned and regional data centers worldwide. EDS expects to generate over $100 million in savings through the deployment of Opsware.

Opsware is the first IT software system that automates the complete lifecycle of managing servers and business applications. For the past three years, Opsware has been the foundation of Loudcloud's managed services business and has been used to manage complex, heterogeneous application environments. Opsware has been proven to lower IT costs, improve service quality and accelerate change through automation. The uniqueness of Opsware is its deep domain knowledge coupled with IT process automation. Today, Opsware supports over 200 technologies including a broad range of operating systems, databases, application servers, security systems and business applications. Enterprise customers chose Loudcloud to manage their e-business operations largely due to the advantages of Opsware. With today's announcement the Opsware software system is available to enterprises, government agencies and service providers for internal corporate use.

The Opsware Inc. management team will continue to include Ben Horowitz as Chief Executive Officer and Marc Andreessen as Chairman. The company will continue to be headquarted in California's Silicon Valley.

"We have seen strong demand from Fortune 2000 customers asking to use Opsware internally to achieve IT cost savings and efficiency gains. The EDS licensing agreement further validates the technology and the urgent need for IT automation to drive down costs," said Ben Horowitz, CEO and Co-founder, Loudcloud. "Our new name, Opsware Inc., conveys our complete focus on the development, marketing and sales of Opsware automation software."

"Opsware automation technology has been the foundation for Loudcloud's managed services business and has brought operational efficiencies to some of the top brands in the world," said Marc Andreessen, Chairman and Co-founder, Loudcloud. "The strategic partnership announced today between Opsware Inc. and EDS has the potential to be looked back on as a market-changing event. Combining Opsware Inc.'s state of the art IT automation software, with 40 years of intellectual capital and EDS's rock solid infrastructure brings a unique value proposition to the IT market."

Opsware Inc. plans to announce further details of its Opsware software system in the next 30 days.

About Loudcloud

Loudcloud, to be re-branded as Opsware Inc, is the leading provider of IT automation software, offering a complete solution for enterprises, government agencies and service providers looking to reduce costs and increase IT efficiencies. The Opsware System automates the complete IT lifecycle including provisioning, deploying, changing, scaling, securing, recovering, consolidating, auditing and reallocating servers and business applications. Opsware was the foundation of Loudcloud's software-powered managed services business and has been proven to lower costs, accelerate change and increase service quality. For more information on Opsware Inc., please visit our Web site at www.opswareinc.com or www.opsware.com.

Note to Editors: EDS and Loudcloud will host a news conference at 7 a.m. PDT (10 a.m. EDT) today. To access the audio Webcast, go to http://www.visualwebcaster.com/event.asp?id=6027 or join the conference call at 1-888-632-5950. The playback number is 1-800-642-1687 passcode 4585901.


Management will host a conference call to provide more details about the relationship at 11:00 a.m (ET) today. You may access the call by dialing (800) 314-7867 and providing the event title - Loudcloud/EDS update - or through our web page at www.loudcloud.com.


                                     # # #

Loudcloud and Opsware are service marks and trademarks of Loudcloud, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

This press release contains forward-looking statements regarding the expected closing date of the transaction with EDS and the potential benefits of the transaction and our relationship with EDS. These statements are subject to risks and uncertainties that could cause actual results to differ materially from these statements, including the risk that the assumptions underlying Loudcloud's current business strategy may change, that Loudcloud's experience operating as a software company is limited, that there is unproven demand for the Opsware automation software, that future revenue from sales of Opsware automation software is uncertain, that the closing of the acquisition of the managed services business by EDS may not occur in the time frame indicated or at all, that Loudcloud's current cash resources are sufficient to fund its operations. More information about these and other factors that could affect Loudcloud's business and financial results is included in Loudcloud's Form 10-K filed with the SEC on May 1, 2002 and Loudcloud's Form 10-Q filed with the SEC on June 14, 2002 under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations.

Loudcloud investors and security holders are advised to read the proxy statement when it becomes available and other relevant documents filed with the SEC, because they will contain important information on the proposed transaction. You will be able to obtain documents filed with the SEC free of charge at the SEC's web site at www.sec.gov. In addition, you may also obtain documents filed by Loudcloud by requesting them in writing from Loudcloud, Inc., 599 N. Mathilda Avenue, Sunnyvale, CA 94085, Attn: Robert Ghoorah.